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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Hastings Entertainment, Inc. 2002 Stock Grant Plan for Outside Directors of our report dated June 13, 2000, relating to the consolidated statements of operations, shareholders' equity and cash flows for the year ended January 31, 2000 of Hastings Entertainment, Inc. and subsidiaries (the "Company"), and the related financial statement schedule for the year ended January 31, 2000, which report appears in the Company's Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ KPMG LLP
                                                -------------------------------
                                                KPMG LLP
Dallas, Texas

June 19, 2002